Vellmer & Chang Chartered Accountants

505-815 Hornby Street Vancouver, B.C., V6Z 2E6 Tel: 604-687-3776 604-678-6883 Fax: 604-687-3778

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated January 19, 2007, with respect to the balance sheet of Lexaria Corp. as at October 31, 2006 and the related statements of stockholders' equity, operations and cash flows for the year then ended, included in the filing of the Registration Statement Form S-8, dated April 26, 2007.

"Vellmer & Chang"
Vancouver, British Columbia	Chartered Accountants
Canada
April 26, 2007